Exhibit 99

NOVASTAR FINANCIAL, INC.

MONTHLY LOAN ORIGINATION DATA

(dollars in thousands) (unaudited)

	For the Month Ended June 30,
	2007	As a % of Total	2006	As a % of Total
Non-conforming Production Volume

Wholesale	$158,013	62%	$942,004	89%
Correspondent Bulk	54	0	30,568	3
Retail	96,407	38	88,643	8
Total	$254,474	100%	$1,061,215	100%

Funding Days in the Month	21		22
Average Originations Per Funding Day	$12,118		$48,237

	For the Six Months Ended June 30,
	2007	As a % of Total	2006	As a % of Total
Non-conforming Production Volume

Wholesale	$1,518,410	69%	$3,836,726	82%
Correspondent Bulk	46,276	2	311,424	7
Retail	650,722	29	503,261	11
Total	$2,215,408	100%	$4,651,411	100%

Year to Date Funding Days	126		126
Average Originations Per Funding Day	$17,583		$36,916

NOVASTAR FINANCIAL, INC.

SELECTED NON-CONFORMING LOAN ORIGINATION DATA

(unaudited)

	For the Month Ended June 30, 2007
	Weighted	Weighted	Weighted
	Average	Average	Average	Percent
	Coupon	LTV	FICO	of Total
Summary by Credit Grade
660 and above	8.01%	82.4%	698	24%
620 to 659	8.79	82.2	639	27
580 to 619	9.34	79.3	599	25
540 to 579	9.45	73.8	560	17
539 and below	10.17	70.2	526	7
	8.94%	79.3%	622	100%

Summary by Program Type
2-Year Fixed	9.65%	81.3%	607	31%
2-Year Fixed 40/30	9.24	83.0	621	26
30-Year Fixed	8.32	74.7	630	24
40/30-Year Fixed	8.37	76.6	621	7
2-Year Fixed Interest-only	8.94	82.9	649	4
15-Year Fixed	8.42	67.5	632	3
Other Products	7.31	76.9	657	5
	8.94%	79.3%	622	100%
Weighted Average
Coupon Excluding MTA	9.02%

Note: The origination data on this report includes loans secured by second mortgages.